UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2015

Independence Contract Drilling, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36590	37-1653648
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11601 North Galayda Street
Houston, TX 77086
(Address of principal executive offices)
(281) 598-1230
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
Independence Contract Drilling, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”) on May 6, 2015 in Houston, Texas. At the Annual Meeting, shareholders were requested to elect seven individuals to serve on the Board of Directors of the Company until the next annual meeting of stockholders. This proposal is more fully described in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on March 31, 2015.
All seven nominees were elected to serve on the Board of Directors of the Company until the next annual meeting of stockholders by the votes indicated below:

Nominee	Voted For	Votes Withheld	Broker Non-Votes
Thomas R. Bates, Jr.	21,736,177	445,224	0
Byron A. Dunn	21,945,632	235,769	0
Arthur Einav	21,771,849	409,552	0
Matthew D. Fitzgerald	21,772,786	408,615	0
Edward S. Jacob, III	21,945,632	235,769	0
Daniel F. McNease	21,946,569	234,832	0
Tighe A. Noonan	21,909,960	271,441	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Contract Drilling, Inc.

Date: May 6, 2015	By:	/s/ Philip A. Choyce
	Name:	Philip A. Choyce
	Title:	Senior Vice President and Chief Financial Officer